UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2018

Jernigan Capital, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36892	47-1978772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6410 Poplar Avenue, Suite 650 Memphis, Tennessee		38119
(Address of Principal Executive Offices)		(Zip Code)

(901) 567-9510
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company.

☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2018, the board of directors (the “Board”) of Jernigan Capital, Inc. (the “Company”) voted to increase the size of the Board from six to eight directors and to fill the resulting vacancies by appointing Randall L. Churchey and Rebecca Owen to serve as directors of the Company until the 2019 annual meeting of stockholders. The Board also appointed both Mr. Churchey and Ms. Owen as members of the compensation committee of the Board and the nominating and corporate governance committee of the Board.

Mr. Churchey, age 58,  served as Chief Executive Officer and a member of the board of directors of Education Realty Trust, Inc. (“EDR”), a publicly-traded student-housing real estate investment trust, from 2010 until September 2018 when EDR was acquired by an affiliate of Greystar Real Estate Partners LLC (“Greystar”). Effective January 2015, Mr. Churchey was appointed as Chairman of EDR’s board of directors. Mr. Churchey served as Executive Director of Greystar until November 2018. Since July 2014, Mr. Churchey has served as lead independent director of MedEquities Realty Trust, Inc. (NYSE: MRT), a publicly traded healthcare real estate investment trust. From November 2013 until June 2018, Mr. Churchey served on the board of governors of the National Association of Real Estate Investment Trusts.

Ms. Owen, age 56, has served in various roles at Clark Enterprises, Inc., a private investment firm, and its affiliated companies since 1995. She currently serves as Senior Vice President of Clark Enterprises, Inc., and since 2015, she has served as President of CEI Realty, Inc., the real estate investment arm of Clark Enterprises, Inc. From 1995 to 2017, Ms. Owen served as Chief Legal Officer of Clark Enterprises, Inc. Since 2013, Ms. Owen has served as a member of the board of directors of Carr Properties, a private real estate investment trust. Since 2016, she has also served as a member of the Real Estate Investment Advisory Committee of ASB Capital Management, LLC, an institutional real estate investment firm.

As independent members of the Board, Mr. Churchey and Ms. Owen will be entitled to certain compensation that all of the Company’s independent directors receive, including an annual retainer of $50,000, certain meeting fees and reimbursement for reasonable out-of-pocket expenses incurred in attending Board and committee meetings. Mr. Churchey and Ms. Owen will also be eligible to receive grants under the Company’s Amended and Restated 2015 Equity Incentive Plan.

There are no arrangements or understandings between Mr.  Churchey or Ms. Owen and any other persons pursuant to which Mr. Churchey and Ms. Owen were named as directors. There are no transactions between Mr. Churchey or Ms. Owen and the Company that would be reportable under Item 404(a) of Regulation S-K.

In connection with their appointments to the Board, Mr. Churchey and Ms. Owen have entered into indemnification agreements in the same form as those entered into with the Company’s other directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2018

Jernigan Capital, Inc.

By: /s/ John A. Good

Name: John A. Good

Title: Chief Executive Officer